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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 14, 2000, except for Note 13, as to which the date is April 29, 2000,
Note 16, as to which the date is June 29, 2000, and Note 1, as to which the date is December 15, 2000, in the Registration Statement (Form SB-2) and related Prospectus of FutureLink Corp. dated December 19, 2000.


                                             /s/ ERNST & YOUNG LLP

Orange County, California
December 15, 2000